                                                                   EXHIBIT 99.j1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our report dated February
12, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the VP
Inflation Protection Fund which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial
Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
April 12, 2004